As filed with the Securities and Exchange Commission on June 25, 2003

Registration No. 333-75975

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

___________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S‑8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________

Unigraphics Solutions Inc.

(Exact name of Registrant as specified in its charter)

Delaware	75‑2728894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5400 Legacy Drive, Plano, Texas	75024-3199
(Address of principal executive offices)	(Zip code)

Unigraphics Solutions Inc. 401 (k) Plan

 (Full title of the plan)

D. Gilbert Friedlander

Unigraphics Solutions Inc.

5400 Legacy Drive, MS H3-3A-05

Plano, Texas 75024-3199

(Name and address of agent for service)

(972) 604-6000

(Telephone number, including area code, of agent for service)

___________

EXPLANATORY NOTE

Unigraphics Solutions Inc. is a wholly-owned subsidiary of Electronic Data Systems Corporation.  Effective as of January 1, 2003, the Unigraphics Solutions Inc. 401 (k) Plan was merged into the EDS 401 (k) Plan.

The offering described in this registration statement has terminated.  In accordance with the Registrant's undertakings under Regulation S-K, the Registrant hereby files this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement 333-75975, consisting of shares of Class A Common Stock and interests in the Plan that remain unsold on the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 25th day of June, 2003.

Unigraphics Solutions Inc.

By:   /S/ ANTHONY J. AFFUSO
                   Anthony J. Affuso

                                                                             President

                                                                                (Principal Executive Officer)